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                                                                   Exhibit 10.01


AMENDMENT TO THE SALOMON INC EQUITY PARTNERSHIP PLAN FOR KEY EMPLOYEES (THE "KEY EPP")

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     As of March 25, 1998, the Board of Directors of Travelers Group Inc. hereby approves the following amendment to the Key EPP:

1. The first sentence of Section 11(c)(ii) of the Key EPP shall be amended to read in its entirety as follows:

          "Effective with respect to distributions of Salomon Stock allocated to Participants' Accounts with respect to awards under the Equity Partnership Plans on or after March 4, 1992, prior to receiving any distribution of such shares, each Participant shall be required to certify in a form acceptable to the Committee that at no time after the later of March 4, 1992 and the date they received any Award, and before the occurrence of the Realization Event with respect to which the distribution is to be made has the Participant, directly or indirectly, held: (x) any equity or derivative security position with respect to Salomon Stock (or, effective as of November 28, 1998, common stock of Travelers Group Inc. ("Travelers Stock"), such as a short sale, a long put option or a short call option, that increases in value as the value of such Stock decreases (a "Short Position") that was acquired before March 25, 1998; or (y) any Short Position that was acquired on or after March 25, 1998 unless, at all times during which the Participant directly or indirectly held such Short Position, the Participant also held a number of shares of Travelers Stock (other than shares of Travelers Stock that are (1) restricted as to transferability or (2) held in any retirement plan maintained by Travelers Group Inc. or its affiliates) at least equal to the number of shares of Travelers Stock underlying all Short Positions then held, directly or indirectly, by the Participant."